Loans Delinquent>= 90 Days (w/ BK, FC, FB)
Count
UPB
0
In Foreclosure >= 180 Days
Count
UPB
0
In Bankruptcy >= 60 Days
Count
UPB
2
$183,431.94
REO >= 180 Days
Count
UPB
0
Loans with LTV >= 85% and Delinquent >= 60 Days(Excluded
BK, FC, FB, REO)
Count
UPB
5
$649,569.65
Loans with UPB <= $50K and Delinquent >= 30
Days(Excluded BK, FC, FB, REO)
Count
UPB
7
$236,360.08
Loans in Foreclosure >= 60 Days beyond state average
Count
UPB
0
MI Claims open >= 60 Days
Number of Loans
Total Claim Amount
Avg. Claim
Avg. Aging
0
REO Not on Market and in Inventory >= 60 Days
Number of Loans
Total UPB
Avg. Days in Inventory
0
REO on Market and in Inventory >= 60 Days
Number of Loans
Total UPB
Avg. Days in Inventory
0
REO Prop in Eviction >= 60 Days
Number of Loans
Total UPB
Avg. Days in Eviction
0
BPO Reconciliation
Variance
Number of Loans
Total UPB
10 - 15%
15 - 20%
20 - 25%
25 - 30%
> 30%
Red Flag Dashboard (OTS)
Date: 4/15/2005 12:00:43 PM Deal Number: SASCO 2005-NC1 Report As of: 3/30/2005